Exhibit 99.906 CERT

                         Certification Under Section 906
                        of the Sarbanes-Oxley Act of 2002


James I. Ladge, President, Chief Executive Officer, Treasurer and Chief Financial Officer of the The Appleton Funds (the "Registrant"), certifies to the best of his knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2007 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                Chief Financial Officer
The Appleton Funds                                     The Appleton Funds


/s/ James I. Ladge                                     /s/ James I. Ladge
-------------------------                              -------------------------
James I. Ladge                                         James I. Ladge
Date: August 20, 2007                                  Date: August 20, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.